Exhibit 99.1

U.S. Auto Parts Reports Second Quarter 2019 Results

CARSON, Calif. – August 8, 2019 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the second quarter ended June 29, 2019.

Second Quarter 2019 Summary vs. Year-Ago Quarter

•	Net sales were $73.7 million compared to $77.0 million.
•	Gross profit increased 6% to $21.8 million compared to $20.5 million. As a percentage of net sales, gross profit increased 280 basis points to 29.5% compared to 26.7%.
•	Net loss was $1.5 million or $(0.04) per share, compared to net loss of $0.8 million or $(0.02) per share.
•	Adjusted EBITDA (a non-GAAP measure defined below) was $1.4 million compared to $2.8 million.
•	Ended the quarter with no revolver debt.
•	Conversion rate increased 30 basis points to 3.0%.

Management Commentary

“We began to execute on our new operating plan during the second quarter, which led to sequential improvements in gross profit, gross margin and adjusted EBITDA,” said Lev Peker, CEO of U.S. Auto Parts. “In fact, this was our strongest quarter of gross margin since Q1 2018, reflecting our renewed focus on private label sales. In just over six months at the company, we have rebuilt and strengthened our team with key personnel, further consolidated our websites, and are now in the process of realigning our inventory and cost structure to better match our new directives.

“Last week, our new 125,000 square foot distribution center (DC) went live in Las Vegas, Nevada, approximately one month ahead of schedule. This is now our third DC, which will enable us to provide two-day delivery or less to 94% of the country while realizing savings in freight costs.

“As we look ahead, we will continue building out our team within merchandising, engineering, planning and operations. We believe we have a good handle on margins and are now turning our focus to operating expenses, where we expect to make significant reductions over the next six months. We will also continue to focus on better utilizing our resources to sell our highest margin products—private label—through our highest margin channels—CarParts.com, JCwhitney.com, and AutoPartsWarehouse.com. The journey for the new U.S. Auto Parts is just beginning. There is still much to improve, particularly with inventory optimization and in-stock rates, however we are taking the necessary steps to deliver positive adjusted EBITDA in 2019 and look forward to maximizing value for all shareholders as we execute on our operating plan.”

Second Quarter 2019 Financial Results

Net sales in the second quarter of 2019 were $73.7 million compared to $77.0 million in the year-ago quarter. The decline was largely driven by a 13% decrease in e-commerce sales attributable to the company’s proactive reduction of lower margin sales.

Gross profit in the second quarter of 2019 increased 6% to  $21.8 million compared to $20.5 million in the year-ago quarter. As a percentage of net sales, gross profit increased 280 basis points to 29.5% compared to 26.7%. The increase was primarily driven by a greater proportion of higher margin private label sales and improved pricing strategies.

Total operating expenses in the second quarter were  $23.0 million compared to $21.0 million in the second quarter of last year. As a percentage of net sales, operating expenses increased to 31.2% compared to 27.3% in the year ago quarter with the increase primarily driven by increased marketing spend and investments in marketing platforms and new employees.

Net loss in the second quarter was $1.5 million, or $(0.04) per share, compared to  a net loss of $0.8 million or $(0.02) per share in the year-ago period.

Adjusted EBITDA in the second quarter of 2019 was $1.4 million compared to $2.8 million in the year-ago quarter.

At June 29, 2019, cash and cash equivalents totaled $0.9 million compared to $2.0 million at December 29, 2018.  The decrease in cash is primarily a result of employee transition costs, technology capital expenditures, marketing, and setup costs for the company’s new distribution center in Las Vegas, Nevada. U.S. Auto Parts also had no revolver debt at each of June 29, 2019 and December 29, 2018.

Key Operating Metrics

	Q2 2019	Q2 2018	Q1 2019
Conversion Rate [1]	2.98%	2.70%	2.60%
Customer Acquisition Cost [1]	$8.20	$7.29	$7.33
Unique Visitors (millions) [1]	14.2	16.3	18.2
Number of Orders - E-commerce only (thousands)	423	443	466
Number of Orders - Online Marketplace (thousands)	463	414	444
Total Number of Internet Orders (thousands)	886	857	910
Revenue Capture (% Sales) [2]	87.8%	87.7%	87.5%
Average Order Value - Total Internet Orders	$80	$88	$82

1.	Excludes online marketplaces and media properties (e.g. AutoMD).
2.

Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Conference Call

U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the second quarter ended June 29, 2019.

The Company’s CEO Lev Peker and CFO/COO David Meniane will host the conference call, followed by a question and answer period.

Date: Thursday August 8, 2019

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 877‑407‑9039

International dial-in number: 201‑689‑8470

Conference ID: 13692484

Please call the conference telephone number 5‑10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1‑949‑574‑3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through August  22, 2019.

Toll-free replay number: 844‑512‑2921

International replay number: 412‑317‑6671

Replay ID: 13692484

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com,  www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; and (g) costs associated with the executive transitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:

David Meniane, Chief Financial Officer and Chief Operating Officer

U.S. Auto Parts Network, Inc.

(424) 702‑1455 x127

dmeniane@usautoparts.com

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

949‑574‑3860

PRTS@gatewayir.com

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
		(As Restated)
Net sales	$73.69	$76.97	$148.43	$155.36
Gross profit	$21.76	20.52	$41.89	$43.74
	29.5%	26.7%	28.2%	28.2%
Operating expenses	$22.97	$21.00	$46.54	$42.85
	31.2%	27.3%	31.4%	27.6%
Net (loss) income	$(1.46)	$(0.80)	$(5.04)	$(0.23)
	(2.0)%	(1.0)%	(3.4)%	(0.1)%
Adjusted EBITDA	$1.43	$2.80	1.33	$7.08
	1.9%	3.6%	0.9%	4.6%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
		(As Restated)
(Loss) income from continuing operations	(1,457)	(797)	(5,038)	(229)
Depreciation & amortization	1,511	1,489	3,040	2,993
Amortization of intangible assets	25	47	50	94
Interest expense, net	487	421	894	852
Taxes	(186)	(107)	(465)	262
EBITDA	$380	$1,053	$(1,519)	$3,972
Stock comp expense	613	161	$1,163	1,137
Employee transition costs(1)	283	—	1,269	—
Customs costs(2)	149	1,586	415	1,966
Adjusted EBITDA	$1,425	$2,800	$1,328	$7,075

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
		(As Restated)		(As Restated)
Net sales	$73,687	$76,973	$148,425	$155,358
Cost of sales (1)	51,924	56,451	106,533	111,617
Gross profit	21,763	20,522	41,892	43,741
Operating expenses:
Marketing	11,321	9,818	22,989	19,800
General and administrative	4,646	4,741	9,590	9,626
Fulfillment	5,819	5,394	11,395	11,242
Technology	1,157	998	2,519	2,086
Amortization of intangible assets	25	47	50	94
Total operating expenses	22,968	20,998	46,543	42,848
(Loss) income from operations	(1,205)	(476)	(4,651)	893
Other income (expense):
Other, net	46	(7)	43	(6)
Interest expense	(484)	(421)	(895)	(854)
Total other expense, net	(438)	(428)	(852)	(860)
(Loss) income before income taxes	(1,643)	(904)	(5,503)	33
Income tax (benefit) provision	(186)	(107)	(465)	262
Net loss	(1,457)	(797)	(5,038)	(229)
Other comprehensive income:
Foreign currency translation adjustments	(28)	23	(33)	42
Total other comprehensive income	(28)	23	(33)	42
Comprehensive loss	$(1,485)	$(774)	$(5,071)	$(187)
Loss from continuing operations per share:
Basic and diluted net loss per share	$(0.04)	$(0.02)	$(0.14)	$(0.01)
Weighted average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	35,632	34,972	35,506	34,896

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	June 29,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$883	$2,031
Short-term investments	7	1
Accounts receivable, net	4,040	3,727
Inventory	52,552	49,626
Other current assets	4,908	3,400
Total current assets	62,390	58,785
Deferred income taxes	21,846	21,833
Property and equipment, net	8,557	15,184
Right-of-use - assets - operating leases, net	5,565	—
Right-of-use - assets - financing leases, net	8,513	—
Other non-current assets	2,095	2,163
Total assets	$108,966	$97,965
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,344	$34,039
Accrued expenses	12,236	10,247
Current portion of capital leases payable	—	594
Customer deposits	427	521
Right-of-use - obligation - operating, short term	1,604	—
Right-of-use - obligation - finance, short term	620	—
Other current liabilities	3,275	2,918
Total current liabilities	58,506	48,319
Capital leases payable, net of current portion	—	8,559
Right-of-use - obligation - operating, long term	4,026	—
Right-of-use - obligation - finance, long term	8,070	—
Other non-current liabilities	2,137	2,265
Total liabilities	72,739	59,143
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both June 29, 2019 and December 29, 2018	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 35,784 and 34,992 shares issued and outstanding at June 29, 2019 and December 29, 2018 (of which 2,525 are treasury stock)	38	38
Common stock dividend	40	—
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	184,037	183,139
Accumulated other comprehensive income	541	579
Accumulated deficit	(141,286)	(137,791)
Total stockholders’ equity	36,227	38,822
Total liabilities and stockholders' equity	$108,966	$97,965

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	June 29,	June 30,
	2019	2018
		(As Restated)
Operating activities
Net loss	$(5,038)	$(229)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,040	2,993
Amortization of intangible assets	50	94
Deferred income taxes	(559)	197
Share-based compensation expense	1,163	1,137
Stock awards issued for non-employee director service	7	7
Amortization of deferred financing costs	2	2
Changes in operating assets and liabilities:
Accounts receivable	(313)	(163)
Inventory	(2,926)	1,247
Other current assets	(1,517)	(1,270)
Other non-current assets	24	1
Accounts payable and accrued expenses	8,473	4,560
Other current liabilities	345	(929)
Right-of-Use Obligation - Operating Leases - Current	1,595	—
Right-of-Use Obligation - Operating Leases - Long-term	(1,530)	—
Other non-current liabilities	134	194
Net cash provided by operating activities	2,950	7,841
Investing activities
Additions to property and equipment	(3,431)	(2,940)
Net cash used in investing activities	(3,431)	(2,940)
Financing activities
Borrowings from revolving loan payable	7,641	3,189
Payments made on revolving loan payable	(7,641)	(3,189)
Payments on capital leases	(299)	(293)
Statutory tax withholding payment for share-based compensation	(289)	(430)
Payment of liabilities related to financing activities	—	(100)
Preferred stock dividends paid	(80)	(80)
Net cash used in financing activities	(668)	(903)
Effect of exchange rate changes on cash	1	(24)
Net change in cash and cash equivalents	(1,148)	3,974
Cash and cash equivalents, beginning of period	2,031	2,850
Cash and cash equivalents, end of period	$883	$6,824
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$825	$680
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$43	$44
Cash paid during the period for interest	$834	$869